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H. J. Heinz Company

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     The following presentation was prepared by H. J. Heinz Company.
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Investor Discussion July, 2006

Executive Summary We have dramatically transformed the company Our TSR exceeds that of our peer average since the Del Monte spin-off in 2002, both pre and post Peltz activity We have an aggressive but achievable plan that will maximize shareholder return Heinz has a strong, experienced, highly qualified, and independent Board of Directors We believe Trian's plan is unrealistic and their nominees introduce undue risk to shareholder value

We Have Focused the Company on 3 Core Categories Divestitures and Acquisitions - FY02 to FY06 Divestitures Acquisitions Net Sales 3 0.6 FY06 Continuing Ops Revenue Other 4% KCS 41% Meals and Snacks 45% IF 10% Total FY06 Sales = $8,643 mm Annualized Revenue (B)

Our Board Holds Management Accountable and We Have Significantly Upgraded Talent

Role	Incumbent	Background
EVP Europe	Scott O'Hara	Gillette
Chief Information Officer	Karen Alber	PepsiCo
SVP, Asia	Chris Warmoth	CocaCola, P&G
MD, US Consumer Products	Dave Moran	Heinz, P&G, Clorox
COO, US Foodservice	Mike Hsu	Heinz, Booz Allen
MD, Italy	Stefano Clini	Procter & Gamble
MD, Continental Europe	Roel Van Neerbos	Procter & Gamble
MD, UK	Dave Woodward	Gillette
VP, NA Supply Chain	Bob Ostryniec	Black & Decker, GE
EVP and CFO	Art Winkleblack	PepsiCo, AlliedSignal
VP Strategy	Dave Ciesinski	E&Y Consulting, Scott Paper

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We Have Implemented World-Class Systems Enterprise Resource Planning Trade Spending Operational Planning Financial Reporting Activity System SAP Siebel MEI Trade Winds Manugistics Hyperion Implementation overseen by a strong CIO with experience at Quaker, SAP and PepsiCo

FY03-FY06 Performance Trends Top-line growth Cost of sales SG&A Operating income EPS Metric FY03-FY06 Continuing operations CAGR of 6.3% $450 million productivity gains, offset by fuel and commodity inflation Outside of Europe, excluding Zimbabwe, CAGR of 8.5% Europe flat Held flat at 21.2% of sales, despite: fuel, pension, RSU, IT and SOX costs Lower costs than peer average FY03-FY05 CAGR of 7.4% FY06 decline due to non-core divestitures

U.S. Ketchup Volume and Share Growth Since 1998 Category Volume (Cases MM) Heinz All Outlet Dollar Share Annotations 1998 31.3 0.523 1999 31.9 0.537 2000 32 0.553 2001 34.7 0.599 2002 34.9 0.6 2003 35.8 0.599 2004 36.6 0.588 2005 37.1 0.599 2006 Est 37.1 0.618 Market Share Category Volume 10 Point Improvement in Market Share Note: Share and category size is estimated using validated AC Nielsen Household Panel and Scan data models in order to accurately capture measured and unmeasured retail channels

EPS - Continuing Operations Excluding Special Items (1) FY 02 FY 03 FY 04 FY 05 FY 06 EPS 2.39 2.03 2.2 2.34 2.1 Disc. Ops 0.00 0.25 0.07 0.05 0.59 Special Items (0.03) (0.46) 0.00 (0.26) (0.80) Reported EPS (2) 2.36 1.82 2.27 2.13 1.89 As discussed at each fiscal year-end Total Company, including Discontinued Operations DLM Spin-off Non-Core Sales

FY03-FY06 Performance Trends Working capital Cash generation Cash to shareholders ROIC Use of leverage Metric FY03-FY06 36 day reduction in CCC from FY02-FY06 led the industry Cash flow from operations of $4.4bn 4 Year Record in Heinz 137 year history ROIC (excluding special items) of 14.5% in FY06 Arithmetic peer average of 16.2% Weighted peer average of 11.7% Returned $4.2Bn value to shareholders Del Monte dividend, annual dividends and share repurchases Net debt to EBITDA at 2.5x for FY06 Peer average at 1.8x

FY 01 FY 02 FY 03 FY 04 FY 05 FY 06 OFCF 95 678 752 1017 920 844 Operating Free Cash Flow ($MM) (1) % of Sales 1.0% 7.2% 9.1% 12.1% 10.3% 9.8% Cash flow from operations, less capital spending as reported in 10K at end of each fiscal year. Heinz's average OFCF as a % of sales during the last three years ranks 3rd out of 11 companies in our peer group (behind Pepsi--#1--and Wrigley--#2)

Total Shareholder Return has Outpaced the Peer Average Heinz S&P Packaged Food Group S&P Packaged Food Group w/ Kraft Net Sales Growth 0.189 0.16 0.085 Since the Del Monte Spin-Off (12/20/02) (1) Day prior to activist involvement in Heinz Stock Through February 3, 2006 (1) 11.4% 16.0% 18.9%

Vision Our vision is to deliver top-tier total shareholder returns: Delighting our consumers Engaging the hearts and minds of our employees Driving growth by becoming the leader in... ...3 core categories ...6 core geographies, and ...5 emerging markets Establishing world-class capabilities - people, processes, systems Driving strong growth in sales, cash and earnings Using cash flow to drive value

Reduce Costs to Improve Margins Grow the Core Portfolio Generate Cash to Deliver Superior Value Key Operational Initiatives Heinz Two-Year Plan is a Continuation of the Strategy Established in FY2002 Reduce SG&A costs Optimize trade spend Integrate the global supply chain Increase innovation Reinvest in our business Accelerate growth in foodservice Grow in emerging markets: RICIP Improve working capital Prioritize capital spending Optimize capital structure and payout policy

Plan to Reduce Costs to Improve Margins Savings ($ MM) Focus Area FY07 FY08 Total D&A 95 50 145 COGS 165 100 265 SG&A 60 30 90 Total cost savings of $355MM expected over the next two years

Trade Spending in U.S. Consumer Products FY 03 FY 04 FY 05 FY 06 Trade Spending 0.212 0.213 0.179 0.169 Deals and Allowances - % of Gross Revenue U.S. Retail Peer Average = 18.0%(1) Source is Cannondale Associates 1.5% of GSV is spent on In-Store Consumer Advertising

Our Planned Productivity Is In Line with Past Results Annual Avg. for FY03-06 FY07 Est. Net Sales Growth 0.017 0.019 1.9% 1.7% COGS Productivity - % of Revenue (1) (1) Gross productivity, not reduced by the impact of inflation

P&L Goals (1) FY06 Growth vs Pro forma FY06 Cont. Ops Pro forma(2) FY07 FY08 Sales ($MM) 8,643 8,400 +3-4% 4%+ Gross Margin 36.8% 37.4% 38.1% 38.5% SG&A - Consumer Mktg. 3.1% 3.2% 3.6% 4.0% - Other SG&A 18.1% 18.6% 18.0% 17.5% Operating Margin 15.6% 15.6% 16.5% 17.0% Tax Rate 31.4% 31.7% 30.0% 32.0% EPS ($) 2.10 2.13 2.35 2.54 H.J. Heinz Co June 1, 2006 Presentation (2) The Pro Forma amounts adjust the results from continuing operations to: exclude special items, and exclude the sales and profits from businesses that did not qualify for discontinued operations treatment apply the proceeds from divestitures to debt and share repurchases as if the transactions had occurred at the beginning of FY06, and include the impact of adopting FAS 123(R) at the beginning of FY06.

Balance Sheet Expectations Pro-forma FY07 FY08 EBITDA ($MM) 1,560(1) 1,675 1,790 Debt/EBITDA (x) 2.8 2.7 2.6 OFCF/Debt 20% 18% 18% After-Tax ROIC 14.5% 15.5% 16.0% Maintain Investment Grade Credit Rating The Pro Forma amounts adjust the results from continuing operations to: exclude special items, and exclude the sales and profits from businesses that did not qualify for discontinued operations treatment apply the proceeds from divestitures to debt and share repurchases as if the transactions had occurred at the beginning of FY06, and include the impact of adopting FAS 123(R) at the beginning of FY06. (2) OFCF Based on Total Heinz including Discontinued Operations (3) Total Heinz, excluding special items, including discontinued operations (3) (2)

Cash Flow Goals (1) FY06 FY07 FY08 Cash Conversion Cycle (Days) 56 53-54 51-52 Capital Spending (% Net Sales) 2.5% 2.5-3.0% 2.5-3.0% Operating Free Cash Flow ($MM) 863 800 850 Dividends ($) 1.20 1.40 60% Payout Ratio Share Repurchase 823 $1 Billion (1) H.J. Heinz Co June 1, 2006 Presentation. (2) Calculated on a total company basis. (2) Approx.

Heinz Board of Directors is Independent, Engaged and Holding Management Accountable Talented, diverse, engaged and independent Board Comprehensive executive sessions of independent directors, chaired by the Presiding Director, at every board meeting Strategic direction established in FY2002 Nine meetings in the last 18 months on strategy A fresh perspective already in place Two Board members are new within the past seven months One-third of the Board is new within the last three years 10 out of 12 are new since 1997 Many have long track record of leadership positions with major multinational companies Majority have experience serving as directors on the boards of other large public companies ISS Rating: Outperformed 97.7% of the companies in the S&P 500 Outperformed 99.1% of the companies in the companies in the food, beverage and tobacco group

Composition of Heinz BOD 1997-2006 Composition of Heinz BOD 1997-2006 Tom Usher, Presiding Director, was named Head of the Governance Committee in October 2001 Sept. '00 WRJ Assumed Chairmanship *

Heinz Board of Directors William R. Johnson Chairman, President and CEO, H.J. Heinz Co. (2000- present) President and CEO, Heinz (1998-2000) Former directorships with Clorox, Georgia Pacific, PNC Financial Services and Amerada Hess Corp Involved in various charitable activities including Helen Keller and Alzheimer's Leonard S. Coleman, Jr. Former President of the National League of Professional Baseball Clubs (1994-1999) Other Directorships include Omnicom Group Inc., Cendant Corporation, Electronic Arts Inc., Churchill Downs Incorporated, Aramark Corporation Chairman of the Jackie Robinson Foundation Former Chairman of the Board of Trustees of the Presiding Bishop's Fund for World Relief and the United States; Former Chairman of the Bishop Tutu Scholarship Fund Director of the Children's Defense Fund, The Metropolitan Opera, the Schumann Fund and Little League Baseball Peter H. Coors Vice Chairman, Molson Coors Brewing Company (2005-present) Chairman, Coors Brewing Company (2000-present) Other Directorships include U.S. Bancorp and Energy Corporation of America Member of the Board of Directors of the University of Colorado Hospital Trustee and Member of the Executive Board of the Denver Area Council of the Boy Scouts of America John G. Drosdick Chairman, President, and CEO of Sunoco, Inc. (2000- present) Other Directorships include United States Steel Corporation Trustee of the Philadelphia Museum of Art and the Kimmel Center for the Performing Arts Chairman of the Board of Trustees of Villanova University Edith E. Holiday Attorney; Operating Trustee, TWE Holdings I and II Trusts (2002-present) Assistant to the President of the United States and Secretary of the Cabinet (1990-1993) General Counsel of the United States Department of the Treasury (1989-1990) Other Directorships include Amerada Hess Corporation, RTI International Metals, Canadian National Railway Company, and White Mountain Insurance Group, Ltd., and director or trustee of various investment companies in the Franklin Templeton group of mutual funds Presiding Director of H.J. Heinz Co. (2003-present) Retired Chairman and CEO of US Steel Corporation (2002- 2006) Chairman of the Board and CEO, USX Corporation (1995- 2001) Other Directorships include PNC Financial Services Group, PPG Industries, Non-Executive Chairman at Marathon Oil Corporation Board of Trustees of the University of Pittsburgh Board of Directors of the Boy Scouts of America Thomas J. Usher (Presiding Director)

Dean R. O'Hare Former Chairman and CEO, The Chubb Corporation (1988 until his retirement in November 2002) Other Directorships include AGL Resources, Inc., Fluor Corporation, DFA Capital Management and Proudfoot Consulting Vice Chairman of The United States Council on International Business and has served as a member of the President's Trade Advisory Committee Chairman of the Board of Seapass Co-Chairman of the Hospital for Special Surgery in New York, a Trustee and Chairman of the Finance Committee of St. Benedict's Preparatory School in New Jersey, Trustee of the University of Dublin in Ireland and a Trustee of the Intrepid Museum in New York Lynn C. Swann Pennsylvania gubernatorial candidate (current) Chairman, President's Council on Physical Fitness and Sports (2002-2005) Director on the Hershey Entertainment and Resorts Company Board President, Swann Inc. (1976-present) Football and sports broadcaster, ABC Sports (1976-2006) Former board president of Big Brothers and Sisters of America and former Director of the Pittsburgh Ballet Theatre Dennis H. Reilley Chairman and CEO of Praxair (2000-present) EVP and COO of E.I. DuPont de Nemours & Co. (1997- 2000) Other Directorships include Marathon Oil Company and the Conservation Fund Member of the US Department of Energy's Electricity Advisory Board Former Chairman of the American Chemistry Council Heinz Board of Directors (cont'd) Candace Kendle Chairman and CEO, Kendle International (1981-present), a Global provider of Clinical Development, Regulatory Affairs, Biometrics and Late Phase solutions for the biopharmaceutical industry Recognized in 2001 by Worth Magazine as one of the nation's top 25 female CEOs Managing Director of Strategic Investment Partners and Emerging Markets Investors Corporation (1987-present) Trustee of The National Museum of Women in the Arts Member of the Governing Board of the St. Albans School Mary C. Choksi Chairman and CEO, PPG Industries (2005-present) Director and Chairman of the Federal Reserve Bank of Cleveland Vice Chairman of the Board of Directors of the National Association of Manufacturers Member of the University of Pittsburgh's Board of Trustees Charles E. Bunch

Trian Proposal Trian positions themselves as having great operational expertise and have put forth an "Action Plan" for Heinz; they therefore should be judged by the content and quality of their plan. In our view: Trian's plan is superficial and unrealistic Lacks a timeframe for implementation Lacks implementation costs/ restructuring charges Does not consider fuel, commodity or wage inflation Lacks specific and/or original initiatives to achieve growth or cost reduction goals Is based on flawed assumptions/logic and improper benchmarking (e.g., share repurchase, deals and allowances, SG&A, etc.) Trian's plan would damage the company Trade spend reduction would result in volume losses SG&A cuts target greater than the entire labor/benefit G&A expenses Leveraged repurchase would likely place Heinz in "junk status" and result in little earnings accretion Bottom line: Trian has not offered new or value-added ideas

Reduce Trade Spending by $300 mm The Trian Proposal $175 mm of COGS productivity Reduce SG&A by $400mm Target reduction is greater than entire labor / benefit expense in G&A $800mm higher than Heinz 2-yr goal Likely result is junk bond status Likely accretion only $0.03, before impact of unrealistic cost savings No recognition of negative volume impact No recognition of impact on customer relationships Ramifications Target Share Repurchase of $1.8bn with accretion of $0.26 Only 2/3rds of 2-year goal set by Heinz (1) No date is specified as to when these targets would be achieved (1)

Triangle/ American Can Peltz and May - History of Alleged Self Interest Mountleigh Group PLC Triarc Companies, Inc. Peltz and May compensation Sued by shareholders for allegedly covertly reserving the right to award compensation in excess of that approved by shareholders Settled by forfeiting $5 mm of personal compensation and 775K options Sale of American Can to Pechiney Shareholders sued for alleged fraud, breach of fiduciary duties and violation of US securities laws Settled shareholder lawsuits for $70mm+ Issue Company Sale of shares to Getty Trust Censured by London Stock Exchange for improper trading Sued by Getty trust alleging fraud Settled shareholder lawsuit for an undisclosed amount 1988 1991 2000 Year In our view, nominees do not meet Heinz's corporate governance standards

Trian Nominees - Other Considerations In our view: Trian's nominees are not independent of each other and can be expected to act as a bloc By virtue of ownership/control of Arby's and significant influence at Wendy's, Peltz and May are competitors to our largest foodservice customers The nominees have little experience in Europe, where most of Heinz issues / opportunities exist

We Believe This Is A Question of Corporate Control, with No Premium for Shareholders In our view: Proxy process to date makes it unlikely that Trian nominees can work effectively with the current board If successful, the Trian nominees would vote as a significant bloc While ostensibly a short slate, Peltz/May's goal is to exert a controlling influence on Heinz

Summary We have significantly transformed the company Our TSR has exceeded the peer average since the strategy was implemented in December 2002 Our plan will generate the highest return for shareholders Peltz plan and record of shareholder lawsuits introduce too much risk to Heinz shareholders Our strong, experienced, highly qualified, and independent Board of Directors has and will hold management accountable

Safe Harbor Provisions For Forward-looking Statements This presentation contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words "will," "expects," "anticipates," "believes," "estimates" or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, as well as anticipated reductions in spending. These forward- looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz's control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to: sales, earnings, and volume growth, general economic, political, and industry conditions, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, energy and raw material costs, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls, the ability to maintain favorable supplier relationships, currency valuations and interest rate fluctuations, change in credit ratings, the ability to identify and complete and the timing, pricing and success of acquisitions, joint ventures, divestitures and other strategic initiatives, approval of acquisitions and divestitures by competition authorities, and satisfaction of other legal requirements, the ability to successfully complete cost reduction programs, the results of shareholder proposals, the ability to limit disruptions to the business resulting from the emphasis on three core categories and potential divestitures, the ability to effectively integrate acquired businesses, new product and packaging innovations, product mix,

Safe Harbor Provisions For Forward- looking Statements (Continued) the effectiveness of advertising, marketing, and promotional programs, the ability to maintain sales growth while reducing spending on advertising, marketing and promotional programs, supply chain efficiency, cash flow initiatives, risks inherent in litigation, including tax litigation, and international operations, particularly the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments and other laws and regulations, including tax laws, the success of tax planning strategies, the possibility of increased pension expense and contributions and other people-related costs, the possibility of an impairment in Heinz's investments, and other factors described in "Cautionary Statement Relevant to Forward-Looking Information" in the Company's Form 10-K for the fiscal year ended May 3, 2006. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws. On July 10, 2006, Heinz began the process of mailing its definitive proxy statement, together with a WHITE proxy card. Shareholders are strongly advised to read Heinz's proxy statement as it contains important information. Shareholders may obtain an additional copy of Heinz's definitive proxy statement and any other documents filed by Heinz with the Securities and Exchange Commission for free at the Internet Web site maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the definitive proxy statement are available for free at Heinz's Internet Web site at www.heinz.com or by writing to H. J. Heinz Company, World Headquarters, 600 Grant Street, Pittsburgh, Pennsylvania 15219. In addition, copies of Heinz's proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Heinz's shareholders is available in Heinz's definitive proxy statement.